      As filed with the Securities and Exchange Commission on May 21, 2001
                                                    Registration No. 333-______
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -------------------

                               SCIENT CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                                     94-3288107
  (State or other jurisdiction                         (IRS Employer
of incorporation or organization)                    Identification No.)

                           THE LANDMARK @ ONE MARKET
                          ONE MARKET STREET, 5TH FLOOR
                            SAN FRANCISCO, CA 94105
               (Address of principal executive offices) (Zip Code)

                               -------------------

                               SCIENT 401(K) PLAN
                       SCIENT CORPORATION 2000 STOCK PLAN
                  SCIENT CORPORATION 1999 EQUITY INCENTIVE PLAN
              SCIENT CORPORATION 1999 EMPLOYEE STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLANS)

                               -------------------

                                WILLIAM H. KURTZ
              CHIEF FINANCIAL OFFICER AND EXECUTIVE VICE PRESIDENT
                               SCIENT CORPORATION
                           THE LANDMARK @ ONE MARKET
                          ONE MARKET STREET, 5TH FLOOR
                            SAN FRANCISCO, CA 94105
                     (Name and address of agent for service)
                                 (415) 498-3100
          (Telephone number, including area code, of agent for service)

                               -------------------

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                  Title of                                            Proposed Maximum       Proposed Maximum
                 Securities                        Amount                  Offering              Aggregate
                    to be                           to be                    Price                Offering           Amount of
                 Registered                     Registered (2)           per Share (3)            Price (3)       Registration Fee
-------------------------------------        ------------------       -----------------      -----------------    ----------------
Scient 401(k) Plan (1)
     Common Stock (par value $0.0001)         1,144,482  Shares            $1.29                 $1,476,382         $  369.10

2000 Stock Plan
     Options                                  6,708,383 Shares               N/A                     N/A                  N/A
     Common Stock (par value $0.0001)         6,708,383 Shares             $1.29                 $8,653,814         $2,163.45

1999 Equity Incentive Plan
     Options                                  7,416,765 Shares               N/A                     N/A                  N/A
     Common Stock (par value $0.0001)         7,416,765 Shares             $1.29                 $9,567,627         $2,391.91

1999 Employee Stock Purchase Plan
     Common Stock (par value $0.0001)           334,219  Shares            $1.29                 $  431,143         $  107.79

===================================================================================================================================

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Scient 401(k) Plan described herein.

(2) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Scient 401(k) Plan because of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Scient Corporation.

(3) Calculated only for purposes of this offering under Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per share of Common Stock of Scient Corporation as reported on the Nasdaq National Market on May 17, 2001.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents of Scient Corporation ("Scient") filed with the Securities and Exchange Commission (the "SEC") are hereby incorporated by reference:

(a) (1) Scient's Annual Report on Form 10-K for the fiscal year ended March 31, 2000.

    (2) Scient 401(k) Plan Annual Report on Form 11-K for the fiscal year ended December 31, 1999.

(b) (1)  Scient's Current Report on  Form 8-K filed with the SEC on
         July  20, 2000.

    (2) Scient's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2000.

    (3) Scient's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2000.

    (4) Scient's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2000.

(c) The description of Scient's outstanding Common Stock contained in Scient's Registration Statement No. 0-25893 on Form 8-A filed with the SEC on April 28, 1999, as amended on Form 8-A/A filed with the SEC on July 20, 2000, under Section 12 of the 1934 Act, including any amendment or report filed to update the description.

         All reports and definitive proxy or information statements filed under
Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall also be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of those documents.

Item 4.  Description of Securities

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel

         Not Applicable.

Item 6.  Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the 1933 Act. Scient's Bylaws provide for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. Scient's Certificate of Incorporation provides that, under Delaware law, its directors shall not be liable for monetary damages for breach of their fiduciary duty as directors to Scient and its stockholders. This provision in the Certificate of Incorporation does not eliminate the fiduciary duty of the directors, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to Scient for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. Scient has entered into Indemnification Agreements with its officers and directors. The Indemnification Agreements provide Scient's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits

Exhibit Number        Exhibit
--------------        -------

      4               Instrument Defining Rights of Stockholders.  Reference is made to Scient's  Registration  Statement No.
                      0-25893  on Form  8-A,  , as  amended  on Form  8-A/A  filed  with the SEC on July 20,  2000,  which is incorporated herein by reference under Item 3(c) of this Registration Statement.

      5               Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian LLP.

    23.1              Consent of PricewaterhouseCoopers LLP, Independent Accountants.

    23.2              Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian LLP is contained in Exhibit 5.

     24               Power of Attorney.  Reference is made to page II-4 of this Registration Statement.

     99               Internal Revenue Service Determination Letter dated April 16, 1997.

Item 9.  Undertakings

     A.  Scient hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement

             (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act,

             (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses
                   (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by Scient under Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement;

         (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of Scient's 401(k) Plan, 2000 Stock Plan or 1999 Equity Incentive Plan.

     B. Scient hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of Scient's annual report under Section 13(a) or
Section 15(d) of the 1934 Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of Scient under the indemnification provisions summarized in Item 6 or otherwise, Scient has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Scient of expenses incurred or paid by a director, officer or controlling person of Scient in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Scient will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, Scient certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on this 17th day of May, 2001.

                             SCIENT CORPORATION

                             By: /s/ Robert M. Howe
                                 ------------------
                                 Robert M. Howe
                                 Chief Executive Officer and Chairman

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on this 17th day of May, 2001.

                             SCIENT 401(K) PLAN

                             By: /s/ Robert M. Howe
                                 ------------------
                                 Robert M. Howe, Trustee



                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

                  That the undersigned officers and directors of Scient Corporation, a Delaware corporation, do hereby constitute and appoint Robert M. Howe and William H. Kurtz, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

                  IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney on the date indicated.

                  Under the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                          Title                                      Date
---------                                          -----                                      ----
/s/ Robert M. Howe                                 Chief Executive Officer and Chairman       May 17, 2001
------------------                                 (Principal Executive Officer)
Robert M. Howe


/s/ William H. Kurtz                               Chief Financial Officer and Executive      May 17, 2001
--------------------                               Vice President (Principal Financial
William H. Kurtz                                   and Accounting Officer)


/s/ Stephen A. Mucchetti                           Director, President and Chief Operating    May 17, 2001
------------------------                           Officer
Stephen A. Mucchetti


/s/ David M. Beirne                                Director                                   May 17, 2001
-------------------
David M. Beirne


/s/ Frederick W. Gluck                             Director                                   May 17, 2001
----------------------
Frederick W. Gluck


/s/ Douglas Leone                                  Director                                   May 17, 2001
-----------------
Douglas Leone


/s/ Eric Greenberg                                 Director                                   May 17, 2001
------------------
Eric Greenberg

EXHIBIT INDEX

Exhibit Number        Exhibit
--------------        -------

      4               Instrument Defining Rights of Stockholders.  Reference is made to Scient's  Registration  Statement No.
                      0-25893  on Form  8-A,  , as  amended  on Form  8-A/A  filed  with the SEC on July 20,  2000.  which is incorporated herein by reference under Item 3(c) of this Registration Statement.

      5               Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian LLP.

    23.1              Consent of PricewaterhouseCoopers LLP, Independent Accountants.

    23.2              Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian LLP is contained in Exhibit 5.

     25               Power of Attorney.  Reference is made to page II-4 of this Registration Statement.

     99               Internal Revenue Service Determination Letter dated April 16, 1997.